Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 17, 2010 relating to the financial statements, which appears in D. Medical Industries Ltd.'s registration statement on Form F-1 (registration number 333-167079) as filed with the Securities and Exchange Commission on August 4, 2010.

/s/ Kesselman & Kesselman

Haifa, Israel
December 28, 2010